Exhibit 10.2

COMMITMENT AGREEMENT

This Commitment Agreement (this “Agreement”), is made as of June 6, 2016 by and among WL Ross Sponsor LLC (“WLRS”), the undersigned (the “undersigned”) and WL Ross Holding Corp. (the “Company”). In connection with the acquisition of Nexeo Solutions Holdings, LLC (“Nexeo”) by the Company (the “Nexeo Business Combination”) pursuant to an Agreement and Plan of Merger, dated March 21, 2016, as may be amended from time to time (the “Merger Agreement”), WLRS seeks to obtain ownership commitments whereby the undersigned agrees to beneficially own the number of public shares of common stock of the Company (“Common Stock”) set forth under his, her or its name on the signature page hereto (such amount, the “Commitment Amount”) immediately prior to the closing of the Nexeo Business Combination and that such public shares have not been or will not be redeemed against the Company’s trust account in connection with the special meetings (the “Special Meetings”) of the stockholders of the Company to vote on the proposals set forth in the Company’s proxy statements filed with the Securities and Exchange Commission on May 6, 2016 and May 9, 2016 (as may be amended, revised, or supplemented from time to time, the “Proxy Statements”).

1.           Commitment.  The undersigned agrees that it shall (i) satisfy its obligation to beneficially own a number of public shares of Common Stock equal to the Commitment Amount immediately prior to the closing of the Nexeo Business Combination in accordance with the terms above by purchasing public shares from one or more third parties that have elected to redeem their public shares against the Company’s trust account in connection with the Special Meetings and (ii) require that, as a condition of such purchase, such third parties withdraw the public shares from redemption against the Company’s trust account in connection with the Special Meetings. Upon the request of WLRS, whether in advance of the anticipated closing date of the Nexeo Business Combination or as of the closing date of the Nexeo Business Combination, the undersigned shall provide all documentary evidence reasonably requested by WLRS, including a broker certification, to confirm that (x) the undersigned beneficially owns such public shares of Common Stock equal to the Commitment Amount and (y) that such public shares have been effectively withdrawn from redemption against the Company’s trust account in connection with the Special Meetings.

2.            Share Consideration. In consideration of the undersigned’s performance of its obligations described herein, promptly following the closing date of the Nexeo Business Combination (but no later than three (3) business days following such date), WLRS shall transfer to the undersigned 543,061 Founder Shares (the “PW Founder Shares”) and 32,501 Exchange Shares (the “PW Exchange Shares” and, together with the PW Founder Shares, the “Share Consideration”). “Founder Shares” refers to the shares of Common Stock originally issued to WLRS pursuant to that certain Amended and Restated Subscription Agreement between WLRS and the Company, dated as of April 4, 2014, and outstanding as of the date of this Agreement; and “Exchange Shares” refers to the shares of Common Stock to be issued to WLRS pursuant to that certain Private Placement Warrant Exchange Letter Agreement, dated March 21, 2016, by and among WLRS, the Company and Nexeo (the “Warrant Exchange Letter”).

3.           Delivery of Share Consideration.  The delivery of the Share Consideration is conditioned upon (i) the closing of the Nexeo Business Combination and (ii) the satisfaction of each party’s respective obligations hereto (or written waiver by the other party hereto).

4.            Company Representations. Each of the Company and WLRS represents and warrants that:

(i)            Existence; Authority; Enforceability. Such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder. Such party is duly organized and validly existing under the laws of the State of Delaware, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby, other than the approval of the Company’s stockholders in connection with the Nexeo Business Combination. This Agreement has been duly executed by such party and constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms.

(ii)            Absence of Conflicts. Subject to clause (v) below, the execution and delivery by such party of this Agreement and the performance of its obligations hereunder does not and will not (a) conflict with, or result in the breach of any provision of the constitutive documents of such party; (b) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such party is a party or by which such party’s assets or operations are bound or affected; or (c) violate any law applicable to such party.

(iii)            Consents. Subject to clause (v) below, other than any consents which have already been obtained and the approval of the Company’s stockholders in connection with the Nexeo Business Combination, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party in connection with (a) the execution, delivery or performance of this Agreement or (b) the consummation of any of the transactions contemplated herein.

(iv)            Validity of Share Consideration. The PW Founder Shares and the PW Exchange Shares transferred by WLRS to the undersigned have been duly authorized. Such PW Exchange Shares will be, when issued and delivered against full payment therefor in accordance with the terms of the Warrant Exchange Letter, and such PW Founder Shares currently are (a) validly issued, fully paid and non-assessable; (b) not subject to any preemptive or similar rights created under the Company’s Certificate of Incorporation or under the law of the State of Delaware; and (c) free and clear of all liens, pledges, charges, encumbrances, claims, mortgages, deeds of trust, security interests, restrictions, rights of first refusal, licenses, covenants not to sue or assert, defects in title, or other burdens, options or encumbrances of any kind, except as expressly described in this Agreement, including for the avoidance of doubt, Exhibit A.

(v)            The representations and warranties in clauses (ii) and (iii) above are subject to the execution of amendments to (x) that certain Shareholders’ and Registration Rights Agreement, dated as of March 21, 2016, by and among Nexeo Holdco, LLC and certain of its affiliates, WLRS, and the Company (as amended, the “SHRRA”), (y) the Merger Agreement, and (z) that certain Founder Share Transfer Letter Agreement, dated March 21, 2016, by and among WLRS, the Company and Nexeo Holdco, LLC, to permit the consummation of the transactions contemplated by this Agreement in accordance with the terms of such agreements. For the avoidance of doubt, to the extent that such amendments are not entered into prior to the Closing (defined below), each of the Company and WLRS shall be in breach of the representations and warranties in clauses (ii) and (iii) above.

5.           Expenses.  The undersigned shall pay all of its own expenses in connection with this Agreement and the transactions contemplated hereby.

6.           Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof that would require the application of the laws of any jurisdiction other than New York.  The undersigned consents to the non-exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

7.           Transfer/Lock-up Restrictions.  Each of the parties hereto acknowledge and agree that (i) the PW Founder Shares shall be subject to the terms set forth on Exhibit A hereto and (ii) for the avoidance of doubt, except as otherwise specifically provided in (x) Section 4 hereof with respect to the amendment to the SHRRA to permit the transactions contemplated by this Agreement and (y) Section 8 hereof with respect to the conduct of an Underwritten Offering, the provisions of the SHRRA shall not apply to the PW Exchange Shares and PW Founder Shares transferred by WLRS to the undersigned; provided that, for the avoidance of doubt, such PW Founders Shares will continue to be subject to the terms set forth on Exhibit A following any transfer by the undersigned and may not be transferred pursuant to a registration statement prior to the Earnout Trigger (as defined on Exhibit A) being met with respect to such PW Founders Shares.

2

8.            Registration Rights. Promptly after the consummation of the Nexeo Business Combination (but no later than fifteen (15) business days thereafter), the Company will (i) file with the Securities and Exchange Commission (or any successor agency thereto having jurisdiction under the Securities Act of 1933, as amended) (the “SEC”) a registration statement registering (among other securities) the resale of the Share Consideration received by the undersigned in respect of the undersigned’s Share Consideration acquired hereunder (the “Registration Statement”), and (ii) use its reasonable best efforts to have the Registration Statement declared effective as soon as reasonably practicable after the filing thereof and shall use its reasonable best efforts to maintain the effectiveness of the Registration Statement continuously until the earlier to occur of (A) all of the undersigned’s Share Consideration have been sold thereunder or (B) the third anniversary of the Closing of the Nexeo Business Combination . In addition, if the Company at any time proposes to conduct an Underwritten Offering (as defined in the SHRRA) including any other Founder Shares or Exchange Shares, then the Company shall provide to the undersigned reasonable prior notice of the Underwritten Offering consistent with the notice periods provided with respect to any Piggyback Request (as defined in the SHRRA) under the SHRRA and the opportunity to include the Share Consideration in such Underwritten Offering, subject to cut-back and piggyback priority terms with respect to any Piggyback Request set forth in the SHRRA; provided that, for the avoidance of doubt, the undersigned shall not be considered a PIPE Holder for purposes of priority under the SHRRA. The Company’s obligations to include the Share Consideration in the Registration Statement or in any Underwritten Offering are contingent upon the undersigned furnishing in writing to the Company such information regarding the undersigned, the securities of the Company held by the undersigned and the intended method of disposition of the Share Consideration as shall be reasonably requested by the Company to effect the registration of the Share Consideration, and the undersigned shall execute such documents in connection with such registration or in any Underwritten Offering as the Company may reasonably request that are customary of a selling stockholder in similar situations, including, among other things, providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period, or, in the case of an Underwritten Offering, that the undersigned will deliver the lock-up agreement required under Section 4.3(a) of the SHRRA. Subject to the undersigned’s compliance with this Agreement, the Company hereby expressly agrees to perform the covenants contained in this Section 8.

9.           Investor Questionnaire; Form W-9.  The undersigned has, concurrently with the execution and delivery of this Agreement, executed and delivered the Investor Questionnaire and the Form W-9 in the forms attached hereto as Exhibit B and Exhibit C, respectively. The representations and warranties of the undersigned set forth in the Investor Questionnaire shall be true and correct as of the date hereof and as of the date of the Closing (defined below) as if made on and as of such date. The undersigned agrees to promptly notify the Company and provide it with the relevant updated information for any change in circumstances at any time on or prior to the Closing.

10.            Tax Treatment. For U.S. federal income tax purposes (and for purposes of any applicable state or local tax that follow the U.S. federal income tax treatment), the parties hereto agree that the Company has directed WLRS to transfer (i) to the undersigned the Share Consideration, on behalf of the Company, in lieu of the transfer by WLRS of such shares to the Company for cancellation in exchange for no consideration and the reissuance of such shares by the Company to the undersigned pursuant to this Agreement.

11.           Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) is expected to occur immediately prior to the closing of the Nexeo Business Combination. Upon satisfaction of the conditions of the Nexeo Business Combination and obligations of each party’s respective obligations hereto (or written waiver by the other party hereto), at the Closing, WLRS shall deliver (or cause the delivery of) the Share Consideration in book entry (electronic) form to the undersigned or to a custodian designated by the undersigned, as applicable.

12.           Expiration.  In the event that the closing of the Nexeo Business Combination does not occur, this Agreement shall be terminated with no further force or effect.

[Signature page follows]

3

UNDERSIGNED
Park West Investors Master Fund, Limited

Commitment Amount: 2,634,000 shares of Common Stock

By: Park West Asset Management LLC
Its: Investment Manager
/s/ Grace Jimenez
Name:
Grace Jimenez
Title:
Chief Financial Officer
Address:
900 Larkspur Landing Circle, Suite 165
Larkspur, CA 94939
Facsimile:
415-524-2942

ACKNOWLEDGED AND AGREED:

WL ROSS SPONSOR LLC

By:	/s/ Wilbur L Ross, Jr.
Name: Wilbur L Ross, Jr.
Title: Manager

WL ROSS HOLDING CORP.

By:	/s/ Wilbur L Ross, Jr.
Name: Wilbur L Ross, Jr.
Title: Chairman

4

Exhibit A

FOUNDER SHARES

Earnout Trigger

With respect to 50% of the Founder Shares, the last sale price of the Company’s common stock equals or exceeds $12.50 per share (as adjusted for stock splits, dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period; and

With respect to remaining 50% of the Founder Shares, the last sale price of the Company’s common stock equals or exceeds $15.00 per share (as adjusted for stock splits, dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period; or

in either case, the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all or substantially all of its stockholders having the right to exchange their shares of common stock for consideration in cash, securities or other property or any transaction involving a consolidation, merger, proxy contest, tender offer or similar transaction in which the company is the surviving entity which results in a change in the majority of our board of directors or management team or the Company’s stockholders immediately prior to such transaction ceasing to own a majority of the surviving entity immediately after such transaction.

Antidilution Protection

Founder Shares will not participate in dividends or other distributions with respect to the shares prior to the Earnout Trigger being met, whereupon the number of Founder Shares shall be entitled to all dividends and distributions paid on the common stock after the Nexeo Business Combination as if they had been holders of record entitled to receive distributions on the applicable record date.

Forfeiture Date	Tenth anniversary of the consummation of the Nexeo Business Combination, solely in the event that the Earnout Trigger has not been met.
Treatment of Forfeited Shares	The Company would record the aggregate fair value of the shares forfeited and reacquired to treasury stock and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the forfeited shares and the pro-rata portion of the price paid to the Company for such forfeited shares of approximately $25,000. Upon receipt, such forfeited shares would then be immediately cancelled, which would result in the retirement of the treasury stock and a corresponding charge to additional paid-in capital.

5